EXHIBIT 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement on Form N-14 (“Registration Statement”) of our report dated July 29, 2004, relating to the financial statements and financial highlights which appear in the May 31, 2004, Annual Report to Shareholders of the Scudder Managed Municipal Bond Fund (a series of Scudder Municipal Trust) which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firms (“Auditors”)” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A incorporated by reference into such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 2004